Exhibit 99.6

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of May 31, 2012, among Wells Fargo Bank, National Association, in its capacity as trustee under the First Priority Indenture (together with its successors and assigns, the “First Priority Trustee”), Wells Fargo Bank, National Association, in its capacity as collateral agent under the First Priority Security Documents (together with its successors and assigns, the “First Priority Collateral Agent”), Wilmington Trust, National Association, in its capacity as trustee under the Second Priority Indenture (together with its successors and assigns, the “Second Priority Trustee”), and Wells Fargo Bank, National Association, in its capacity as collateral agent under the Second Priority Security Documents (together with its successors and assigns, the “Second Priority Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

A. Endeavour International Corporation, a Delaware corporation (the “Company”), the Guarantors party thereto and the First Priority Trustee are each party to an indenture dated as of February 23, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “First Priority Indenture”), providing for the issuance of first priority notes (together with any additional first priority notes issued under the First Priority Indenture, the “First Priority Notes”) in an initial principal amount equal to $350.0 million;

B. The Company, the Guarantors party thereto and the Second Priority Trustee are each party to an indenture dated as of February 23, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Second Priority Indenture” and, together with the First Priority Indenture, the “Indentures”), providing for the issuance of second priority notes (together with any additional second priority notes issued under the Second Priority Indenture, the Second Priority Notes”) in an initial principal amount equal to $150.0 million;

WHEREAS, as of the Escrow Release Date (as defined in the Escrow Agreement referred to in the Indentures) the obligations of the Grantors under the First Priority Indenture and the other First Priority Documents will be secured by certain assets of the Company and certain Subsidiaries pursuant to the terms of the First Priority Security Documents;

WHEREAS, as of the Escrow Release Date (as defined in the Escrow Agreement referred to in the Indentures) the obligations of the Grantors under the Second Priority Indenture will be secured by certain assets of the Company and certain Subsidiaries pursuant to the terms of the Second Priority Security Documents;

WHEREAS, in order to induce the First Priority Secured Parties to consent to the incurrence by the Company and the other Grantors of the Second Priority Notes Obligations, the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, has agreed to the provisions set forth in this Agreement; and

WHEREAS, in order to satisfy one of the Escrow Release Conditions referred to in the Escrow Agreement referred to in the Indentures, the parties hereto are entering into this Agreement on the Escrow Release Date.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Addendum” has the meaning set forth in Section 8.3.

“Agreement” means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Collateral Agents” means the First Priority Collateral Agent and the Second Priority Collateral Agent.

“Common Collateral” means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Priority Collateral and Second Priority Collateral, including without limitation any assets on which the either Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” has the meaning set forth in the recitals hereto.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any Lien created under any First Priority Document, those Second Priority Security Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement, including those of Sections 2, 4, and 6.

“DIP Financing” has the meaning set forth in Section 6.1(a).

“Discharge of First Priority Notes Obligations” means, except to the extent otherwise provided in Section 5.6, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First Priority Notes Obligations.

“Disposition” has the meaning set forth in Section 5.1(a).

“Equity Interests” means capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the applicable indenture.

“First Priority Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Priority Notes Obligations pursuant to a First Priority Security Document.

“First Priority Collateral Agent” has the meaning set forth in the preamble hereto.

“First Priority Documents” means the credit and security documents governing the First Priority Notes Obligations, including without limitation the First Priority Indenture Documents and the related First Priority Security Documents.

“First Priority Indenture” has the meaning set forth in the recitals hereto.

“First Priority Liens” means Liens securing the First Priority Notes Obligations, which Liens are superior and prior in priority to the Liens securing the Second Priority Notes Obligations.

“First Priority Notes” has the meaning set forth in the recitals hereto.

“First Priority Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Guarantor arising under the First Priority Indenture, the First Priority Notes (including any additional First Priority Notes issued under the First Priority Indenture) and any exchange notes issued in exchange therefor, any guarantees thereof, the First Priority Security Documents and this Agreement (including all principal, premium, interest, penalties, fees, charges, expenses, indemnification and reimbursement obligations, damages, guarantees and other liabilities or amounts payable or arising thereunder), whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“First Priority Secured Parties” means, collectively, the First Priority Trustee, the First Priority Collateral Agent, the holders of the First Priority Notes and the holders of any future First Priority Notes Obligations and their respective successors and assigns.

“First Priority Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other agreements, documents and instruments executed and delivered by the Company, a Guarantor or any other obligor under the First Priority Notes creating (or purporting to create) a Lien securing First Priority Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“First Priority Trustee” has the meaning set forth in the preamble hereto.

“Grantors” means the Company and each other Subsidiary of the Company that has executed and delivered a First Priority Document or a Second Priority Document.

“Indebtedness” has the meaning assigned thereto in Section 1.01 of each Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of substantially all creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that purports to alter the provisions of this Agreement, including those of Sections 2, 4, or 6, or to otherwise grant the Second Priority Collateral Agent or any Second Priority Secured Party any right or benefit, directly or indirectly, which is inconsistent with or expressly prohibited by the provisions of this Agreement.

“Obligations” means any principal, premium, if any, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, or for reorganization whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages guarantees, and other liabilities or amounts, payable under the documentation governing any Indebtedness or in respect thereto.

“Officers’ Certificate” has the meaning set forth in the Second Priority Indenture.

“Payment Discharge” has the meaning set forth in Section 5.1(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” means the Common Collateral in the possession or control of the First Priority Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the UCC.

“Recovery” has the meaning set forth in Section 6.3.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Priority Bankruptcy Payments” has the meaning set forth in Section 6.4.

“Second Priority Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Priority Notes Obligations pursuant to a Second Priority Security Document.

“Second Priority Collateral Agent” has the meaning set forth in the preamble hereto.

“Second Priority Documents” means the credit and security documents governing the Second Priority Notes Obligations, including without limitation the Second Priority Indenture Documents and the related Second Priority Security Documents.

“Second Priority Indenture” has the meaning set forth in the recitals hereto.

“Second Priority Indenture Documents” means the Second Priority Indenture and the guarantee and security documents governing the Second Priority Indenture Obligations, including without limitation the Second Priority Security Documents.

“Second Priority Liens” means the Liens securing the Second Priority Notes Obligations.

“Second Priority Notes” has the meaning set forth in the recitals hereto.

“Second Priority Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Guarantor arising under the Second Priority Indenture, the Second Priority Notes (including any additional Second Priority Notes issued under the Second Priority Indenture) and any exchange notes issued therefor, any guarantees thereof, the Second Priority Security Documents and this Agreement (including all principal, premium, interest, penalties, fees, charges, expenses, indemnification and reimbursement obligations, damages, guarantees and other liabilities or amounts payable or arising thereunder), whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Second Priority Secured Parties” means, collectively, the Second Priority Trustee, the Second Priority Collateral Agent, the holders of the Second Priority Notes and the holders of any future Second Priority Notes Obligations, and their respective successors and assigns.

“Second Priority Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other agreements, documents and instruments executed and delivered by the Company, a Guarantor or any other obligor under the Second Priority Notes creating (or purporting to create) a Lien securing Second Priority Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Secured Party” means any First Priority Secured Party or any Second Priority Secured Party.

“Second Priority Trustee” has the meaning set forth in the preamble hereto.

“Standstill Period” has the meaning set forth in Section 3.1(a).

“Subsidiary” means any “Subsidiary” of the Company as defined in the Indentures.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Collateral Agent or the Second Priority Secured Parties on the Common Collateral or of any Liens granted to the First Priority Collateral Agent or the First Priority Secured Parties on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, the Second Priority Documents or the First Priority Documents, (iii) whether the First Priority Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby agrees that:

(a) any Lien on the Common Collateral securing any First Priority Notes Obligations now or hereafter held by or on behalf of the First Priority Collateral Agent or any First Priority Secured Party or any agent or trustee therefor, regardless of how acquired, whether by judgments, grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Notes Obligations; and

(b) any Lien on the Common Collateral securing any Second Priority Notes Obligations now or hereafter held by or on behalf of the Second Priority Collateral Agent or any Second Priority Secured Party or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Notes Obligations.

All Liens on the Common Collateral securing any First Priority Notes Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second

Priority Notes Obligations for all purposes, whether or not such Liens securing any First Priority Notes Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the First Priority Notes Obligations shall be deemed to be, and shall be deemed to remain, senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Notes Obligations for all purposes, regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, avoided for any reason (including as a preferential transfer or a fraudulent conveyance), subordinated for any reason by judicial action to the Liens on the Common Collateral securing any Second Priority Obligations, or legally or otherwise deficient in any manner.

2.2. Prohibition on Contesting Liens. The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, agrees that (a) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Priority Notes Obligations held (or purported to be held) by or on behalf of the First Priority Collateral Agent or any First Priority Secured Party or any agent or trustee therefor in any First Priority Collateral or Common Collateral and (b) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by the First Priority Collateral Agent or any First Priority Secured Parties relating to the lawful enforcement of any First Priority Lien on Common Collateral or First Priority Collateral. The First Priority Collateral Agent, on behalf of itself and each First Priority Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any Second Priority Notes Obligations held (or purported to be held) by or on behalf of the Second Priority Collateral Agent or any Second Priority Secured Party or any agent or trustee therefor on the Common Collateral; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Collateral Agent or any First Priority Secured Party to enforce this Agreement (including the priority of the Liens securing the First Priority Notes Obligations as provided in Section 2.1) or any of the First Priority Documents.

2.3. No New Liens. So long as the Discharge of First Priority Notes Obligations has not occurred, (a) neither the Second Priority Collateral Agent nor any Second Priority Secured Party shall acquire or hold any Lien on any assets of the Company or any other Subsidiary (and neither the Company nor any Subsidiary shall grant such a Lien) securing any Second Priority Notes Obligations that are not also subject to a First Priority Lien in respect of the First Priority Notes Obligations under the First Priority Documents, and (b) neither the First Priority Collateral Agent nor any First Priority Secured Party shall acquire or hold a Lien on any assets of the Company of any other Subsidiary (and neither the Company nor any Subsidiary shall grant such a Lien) securing any First Priority Notes Obligations that are not also subject to a Second Priority Lien in respect of the Second Priority Notes Obligations under the Second Priority Documents. If any Collateral Agent or any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of the Company or any other Subsidiary that is not also subject to the First Priority Lien or Second Priority Lien, as the case may be, then the Collateral Agent or Secured Party holding such Lien shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the other Collateral Agent as security for the First Priority Notes Obligations or Second Priority Notes Obligations, as the case may be (subject to the lien priority and other terms hereof), and shall use its commercially reasonable efforts to promptly notify the other Collateral Agent in writing of such Lien.

2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Priority Collateral Agent or the Second Priority Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Priority Documents and the Second Priority Documents; and

(b) that the documents and agreements creating or evidencing the First Priority Collateral and the Second Priority Collateral and guarantees for the First Priority Notes Obligations and Second Priority Notes Obligations shall be in all material respects the same forms of documents other than with respect to (i) the first lien and the second lien nature of the obligations thereunder and (ii) the delivery of Common Collateral, the security interest in which may be perfected only by possession or control by a single Person of such Common Collateral prior to the Discharge of First Priority Notes Obligations.

2.5. Perfection of Liens. Except as expressly set forth in Section 5.5 hereof, neither the First Priority Collateral Agent nor any First Priority Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Collateral Agent or any other Second Priority Secured Party. Neither the Second Priority Collateral Agent, nor any Second Priority Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the First Priority Collateral Agent or any other First Priority Secured Party. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Secured Parties, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of First Priority Notes Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor,

(i) the Second Priority Collateral Agent and the Second Priority Secured Parties will not (x) exercise or seek to exercise any rights or remedies (including setoff and the right to credit bid debt (except as set forth in Section 3.1(e) below)) with respect to any Common Collateral in respect of any Second Priority Notes Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided that the Second Priority Collateral Agent may exercise any or all such rights and remedies (but not rights the exercise of which is otherwise prohibited by this Agreement including Section 6 hereof) after a period (the “Standstill Period”) of 180 days from the date of delivery of written notice to the First Priority Collateral Agent stating that the existence of any Event of Default as defined under any Second Priority Document has occurred and is continuing thereunder as a result of which Second Priority Notes Obligations were accelerated and stating its intention to exercise its rights to take such actions only so long as (1) the First Priority Collateral Agent and the First Priority Secured Parties have not commenced (or attempted to commence or given notice of intent to commence) the exercise of any of their rights or remedies with respect to the Common Collateral or any material portion thereof or (2) no Insolvency or Liquidation Proceeding involving any Grantor has been commenced; (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral or any other collateral by the First Priority Collateral Agent or any First Priority Secured Party in respect of the First Priority Notes Obligations, the exercise of any right by the First Priority Collateral Agent or any First Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the First Priority Notes Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies as a secured party relating to the Common Collateral or any other collateral under the First Priority Documents or otherwise in respect of First Priority Notes Obligations; or (z) object to any waiver or forbearance by the First Priority Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of the First Priority Notes Obligations, in each case so long as the respective interests of the Second Priority Secured Parties attach to the proceeds thereof subject to the relative priorities described in Section 2 hereof, and

(ii) except as otherwise provided herein (including in the proviso to clause (i)(x) above), the First Priority Collateral Agent and the First Priority Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Common Collateral without any consultation with or the consent of the Second Priority Collateral Agent or any other Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Priority Collateral Agent and other Second Priority Secured Parties may file a proof of claim with respect to the Second Priority Obligations, (B) the Second Priority Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including without limitation any claims secured by the Common Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (C) the Second Priority Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case if not otherwise in contravention of the terms of this Agreement, and (D) the Second Priority Collateral Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the First Priority Notes Obligations, or the rights of the First Priority Collateral Agent or the First Priority Secured Parties to exercise remedies in respect thereof) in order to prove, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral or to prove the validity and enforceability of the Second Priority Notes Obligations.

In exercising rights and remedies with respect to the Common Collateral, the First Priority Collateral Agent and the First Priority Secured Parties may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Priority Notes Obligations has not occurred, the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy with respect to any Common Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Notes Obligations has occurred, except as expressly provided in the provisos in clause (i)(x) and clause (ii) of Section 3.1(a), the sole right of the Second Priority Collateral Agent and the Second Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Second Priority Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Notes Obligations has occurred in accordance with the Second Priority Documents.

(c) Subject to the provisos in clause (i)(x) and clause (ii) of Section 3.1(a), (i) the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, agrees that the Second Priority Collateral Agent and the other Second Priority Secured Parties will not take any action that would hinder any exercise of remedies undertaken by the First Priority Collateral Agent or the First Priority Secured Parties with respect to the Common Collateral under the First Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure (judicial or non-judicial) or otherwise, and (ii) the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Collateral Agent or the First Priority Secured Parties seek to enforce or collect the First Priority Notes Obligations or the Liens granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the First Priority Collateral Agent or the First Priority Secured Parties is adverse to the interests of the Second Priority Secured Parties.

(d) The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Document shall be deemed to restrict in any way the rights and remedies of the First Priority Collateral Agent or the First Priority Secured Parties with respect to the Common Collateral as set forth in this Agreement and the First Priority Documents.

(e) This Section 3.1 shall not be construed to in any way limit or impair the right of any Second Priority Secured Party from exercising a credit bid with respect to the Second Priority Notes Obligations in a sale or other disposition of Common Collateral under Section 363 of the Bankruptcy Code, provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Priority Notes Obligations.

3.2. Cooperation. Subject to the provisos in clause (i)(x) and clause (ii) of Section 3.1(a), the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, agrees that, unless and until the Discharge of First Priority Notes Obligations has occurred, it will not commence, or join with any Person (other than the First Priority Secured Parties and the First Priority Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the Second Priority Documents or otherwise in respect of the applicable Second Priority Notes Obligations.

SECTION 4. Payments.

4.1. Application of Proceeds. So long as the Discharge of First Priority Notes Obligations has not occurred, the Common Collateral and any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies as a secured party, shall be applied by the First Priority Collateral Agent to the First Priority Notes Obligations in such order as specified in the relevant First Priority Documents. Upon the Discharge of First Priority Notes Obligations, the First Priority Collateral Agent shall deliver promptly to the Second Priority Collateral Agent any remaining Common Collateral proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and shall be applied by the Second Priority Collateral Agent to the Second Priority Notes Obligations in such order as specified in the relevant Second Priority Documents.

4.2. Payments Over. So long as the Discharge of First Priority Notes Obligations has not occurred, any Common Collateral and any proceeds thereof received by the Second Priority Collateral Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or credit bid) or in any Insolvency or Liquidation Proceeding relating to the Common Collateral not expressly permitted by this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the First Priority Collateral Agent (and/or its designees) for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Priority Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Priority Collateral Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5. Other Agreements.

5.1. Releases.

(a) (x) If, at any time any Grantor or any First Priority Secured Party delivers notice to the Second Priority Collateral Agent with respect to any specified Common Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A) such specified Common Collateral has been or is being sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Common Collateral in a transaction permitted under the First Priority Indenture and the Second Priority Indenture; or

(B) the First Priority Liens thereon have been or are being released in connection with a Subsidiary that is released from its guarantee under the First Priority Indenture and the Second Priority Indenture; or

(C) the First Priority Liens thereon have been or are being otherwise released as permitted by the First Priority Documents or by the First Priority Collateral Agent on behalf of the First Priority Secured Parties (unless, in the case of clause (B) or (C) of this Section 5.1(a)(x) such release occurs in connection with, and after giving effect to, a Discharge of First Priority Notes Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Common Collateral by the First Priority Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”)), then the Second Priority Liens upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First Priority Notes Obligations are released and discharged (provided that in the case of a Payment Discharge, the Liens on any Common Collateral disposed of in connection with the satisfaction in whole or in part of First Priority Notes Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Priority Notes Obligations or otherwise in accordance with the First Priority Documents shall be subject to Second Priority Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Second Priority Collateral Agent of a notice from the First Priority Collateral Agent stating that any such release of Liens securing or supporting the First Priority Notes Obligations has become effective (or shall become effective upon the Second Priority Collateral Agent’s release), the Second Priority Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the First Priority Collateral Agent in connection with such release. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary’s guarantee under the First Priority Notes Obligations in accordance with the First Priority Indenture and the Second Priority Indenture, the guarantee in favor of the Second Priority Secured Parties, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Subsidiary of the First Priority Notes Obligations is released and discharged.

(y) Subject to Section 5.6, In the event of a Payment Discharge, the Second Priority Liens on Common Collateral owned by the Company or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to Liens permitted by the Second Priority Indenture.

(b) Until the Discharge of First Priority Notes Obligations has occurred, the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby irrevocably constitutes and appoints the First Priority Collateral Agent and any officer or agent of the First Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Collateral Agent or such holder or in the First Priority Collateral Agent’s own name, from time to time in the First Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of First Priority Notes Obligations has occurred, the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of First Priority Notes Obligations pursuant to the First Priority Documents.

5.2. Insurance. Unless and until the Discharge of First Priority Notes Obligations has occurred, the First Priority Collateral Agent and the First Priority Secured Parties shall have the sole and exclusive right, to the extent permitted by the First Priority Documents and subject in all respects to the rights of the Grantors thereunder, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Priority Notes Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, until the occurrence of the Discharge of First Priority Notes Obligations, to the First Priority Collateral Agent for the benefit of First Priority Secured Parties pursuant to the terms of the First Priority Documents, (b) second, after the occurrence of the Discharge of First Priority Notes Obligations, to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties pursuant to the terms of the Second Priority Documents and (c) third, after the occurrence of the Discharge of First Priority Notes Obligations, if no Second Priority Notes Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Priority Collateral Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the First Priority Collateral Agent and it shall forthwith pay such proceeds over to the First Priority Collateral Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Second Priority Security Documents.

(a) So long as the Discharge of First Priority Notes Obligations has not occurred, without the prior written consent of the First Priority Collateral Agent, no Second Priority Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Second Priority Collateral Agent agrees that each Second Priority Security Document shall include the following language (or language to similar effect approved by the First Priority Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the Second Priority Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the Second Priority Collateral Agent] hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of February 23, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Wells Fargo, National Association, as First Priority Trustee, Wells Fargo, National Association, as First Priority Collateral Agent, Wilmington Trust, National Association, as Second Priority Trustee, and Wells Fargo, National Association, as Second Priority Collateral Agent, and consented to by Endeavour International Corporation and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(b) In the event that the First Priority Collateral Agent or the First Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of the First Priority Collateral Agent, the First Priority Secured

Parties, the Company or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 5.1), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Security Document without the consent of the Second Priority Collateral Agent, or any Second Priority Secured Party and without any action by the Second Priority Collateral Agent, the Company or any other Grantor, in each case so long as such amendment, waiver or consent does not materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the First Priority Secured Parties thereunder or therein; provided that the Second Priority Trustee shall not be bound by any such amendment, waiver or consent that adversely affects its rights or protections without its written consent. The First Priority Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the Second Priority Collateral Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Second Priority Security Document as set forth in this Section 5.3(b).

5.4. Rights as Unsecured Creditors. Except as otherwise expressly set forth in this Agreement, each of the Second Priority Collateral Agent and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Second Priority Notes Obligations in accordance with the terms of the Second Priority Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Priority Collateral Agent or any Second Priority Secured Party of required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Priority Collateral Agent or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or enforcement in contravention of this Agreement of any Lien in respect of Second Priority Notes Obligations held by any of them or in any Insolvency or Liquidation Proceeding. In the event the Second Priority Collateral Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Notes Obligations or otherwise, such judgment lien or other lien or encumbrance shall be subordinated to the Liens securing First Priority Notes Obligations on the same basis as the other Liens securing the Second Priority Notes Obligations are so subordinated to the First Priority Liens securing First Priority Notes Obligations under this Agreement.

5.5. First Priority Collateral Agent as Gratuitous Bailee for Perfection.

(a) The First Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit and on behalf of the Second Priority Collateral Agent and each Second Priority Secured Party and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.5.

(b) In the event that the First Priority Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First Priority Collateral Agent agrees to act under such filings and hold such Liens as gratuitous bailee for the Second Priority Collateral Agent and each Second Priority Secured Party and any assignee solely for the purpose of perfecting the Liens granted in such Common Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of First Priority Notes Obligations has occurred, the First Priority Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Priority Documents as if the Liens under the Second Priority Documents did not exist. The rights of the Second Priority Collateral Agent and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Priority Collateral Agent shall have no obligation whatsoever to any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the benefit and on behalf of the Second Priority Collateral Agent and each Second Priority Secured Party for purposes of perfecting the Liens held by the Second Priority Secured Parties.

(e) The First Priority Collateral Agent shall not have by reason of the Second Priority Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Priority Collateral Agent or any Second Priority Secured Party, no Second Priority Secured Party shall have the right to direct the actions of the First Priority Collateral Agent, and each of the Second Priority Collateral Agent and the Second Priority Secured Parties hereby waive and release the First Priority Collateral Agent from all claims and liabilities arising pursuant to any First Priority Collateral Agent’s role under this Section 5.5 or under any other provision of this Agreement, as agent and gratuitous bailee with respect to the Common Collateral.

(f) Upon the Discharge of First Priority Notes Obligations, the First Priority Collateral Agent shall (x) deliver to the Second Priority Collateral Agent written notice of the occurrence thereof (which notice may state that such Discharge of First Priority Notes Obligations is subject to the provisions of this Agreement, including without limitation Sections 5.1(a)(y), 5.6 and 6.3 hereof) (it being understood that until the delivery of such notice to the Second Priority Collateral Agent, the Second Priority Collateral Agent shall not be charged with knowledge of the Discharge of First Priority Notes Obligations or required to take any actions based on such Discharge of First Priority Notes Obligations) and (y) deliver to the Second Priority Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Second Priority Collateral Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company and each Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Priority Collateral Agent for loss or damage suffered by the First Priority Collateral Agent as a result of such transfer except for loss or damage suffered by the First Priority Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. The First Priority Collateral Agent has no obligation to follow instructions from the Second Priority Collateral Agent or any Second Priority Secured Party in contravention of this Agreement.

(g) Neither the First Priority Collateral Agent nor any of the First Priority Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Priority Collateral Agent or the First Priority Secured Parties under the First Priority Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. No Release if Event of Reinstatement. If at any time in connection with or after the Discharge of First Priority Notes Obligations, the Company either in connection therewith or thereafter enters into any Refinancing of any First Priority Document evidencing a First Priority Notes Obligation, then such Discharge of First Priority Notes Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Priority Documents and the Second Priority Documents, and the obligations under such Refinancing shall automatically be treated as First Priority Notes Obligations for all purposes of this Agreement (a “Reinstatement”), including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the related documents shall be treated as First Priority Documents for all purposes of this Agreement and the first priority collateral agent under such Refinanced First Priority Documents shall be the First Priority Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Priority Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Priority Collateral Agent shall promptly (at the expense of the Company) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain possession or control of such Pledged Collateral). In connection with any such Reinstatement, in the event that any Liens were granted in favor of the Second Priority Secured Parties on any Common Collateral prior to such Reinstatement, such Liens in favor of the Second Priority Secured Parties shall automatically be subject to this Agreement. The Second Priority Collateral Agent shall not be charged with knowledge of such Reinstatement until it receives written notice from the First Priority Collateral Agent, the New Agent or the Company of the occurrence of such Reinstatement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing and General Sale Issues. The Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, agrees that if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding:

(a) if the First Priority Collateral Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy

Law (a “DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Second Priority Notes Obligations, then the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2) and, to the extent the Liens securing the First Priority Notes Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Notes Obligations are so subordinated to the First Priority Liens securing the First Priority Notes Obligations;

(b) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Notes Obligations made by the First Priority Collateral Agent or any First Priority Secured Party;

(c) none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of the Company or any Grantor to which the First Priority Collateral Agent has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Priority Notes Obligations and the Second Priority Notes Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement;

(d) none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, the First Priority Collateral or any other collateral without the prior written consent of the First Priority Collateral Agent;

(e) none of them will object to, or otherwise contest (or support any other Person contesting), (i) any request by the First Priority Collateral Agent or any First Priority Secured Party for adequate protection including adequate protection payments or (ii) any objection by the First Priority Collateral Agent or any First Priority Secured Party to any motion, relief, action or proceeding based on the First Priority Collateral Agent’s or such First Priority Secured Party’s claiming a lack of adequate protection;

(f) none of them will assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Notes Obligations for costs or expenses of preserving or disposing of any Common Collateral or First Priority Collateral;

(g) none of them will oppose or otherwise contest (or support any Person contesting) any lawful exercise by the First Priority Collateral Agent or any First Priority Secured Party of the right to credit bid First Priority Notes Obligations at any sale of Common Collateral or First Priority Collateral; and

(h) none of them will challenge (or support any other Person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Common Collateral or First Priority Collateral (and the First Priority Collateral Agent and the First Priority Secured Parties agree not to challenge the validity, enforceability, perfection or priority of the Liens in favor of the Second Priority Collateral Agent and each other Second Priority Secured Party on the Common Collateral).

6.2. Adequate Protection. The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their respective security interests in the Common Collateral, except that:

(1) any of them may freely seek and obtain relief granting a Second Priority co-extensive in all respects with, but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Priority Secured Parties (and the First Priority Collateral Agent and the First Priority Secured Parties will not object to the granting of such a junior Lien); and

(2) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Priority Notes Obligations.

6.3. Preference Issues. If any First Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as to the Second Priority Collateral Agent and each Second Priority Secured Party, the First Priority Notes Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such First Priority Secured Party shall be entitled to a reinstatement of First Priority Notes Obligations with respect to all such recovered amounts and shall have all rights hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Any Common Collateral or proceeds thereof received by any Second Priority Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Priority Notes Obligations and subject to the provisions of Section 4.2. The First Priority Collateral Agent shall use commercially reasonable efforts to give written notice to the Second Priority Collateral Agent of the occurrence of any such Recovery (provided that the failure to give such notice shall not affect the First Priority Collateral Agent’s rights hereunder, except it being understood that until the delivery of such notice to the Second Priority Collateral Agent, the Second Priority Collateral Agent shall not be charged with knowledge of such Recovery or required to take any actions based on such Recovery).

6.4. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.5. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Priority Notes Obligations and on account of Second Priority Notes Obligations, then, to the extent the debt obligations distributed on account of the First Priority Notes Obligations and on account of the Second Priority Notes Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6. Post-Petition Interest.

(a) Neither the Second Priority Collateral Agent nor any Second Priority Secured Party shall oppose or challenge any claim by the First Priority Collateral Agent or any First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Notes Obligations consisting of post-petition interest, fees or expenses.

(b) Neither the First Priority Collateral Agent nor any other First Priority Secured Party shall oppose or seek to challenge any claim by the Second Priority Collateral Agent or any Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Notes Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien in favor of the Second Priority Secured Parties on the Common Collateral (after taking into account the Lien in favor of the First Priority Secured Parties).

6.7. Nature of Obligations; Separate Grants of Security; Separate Classification; Post-Petition Interest. Each of the parties hereto, including the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, hereby acknowledges and agrees that (i) the Second Priority Secured Parties’ claims against the Company and/or any other Grantor, including in respect of the Common Collateral, constitute claims separate and apart (and of a different nature) from First Priority Notes Obligations against the Company and each other Grantor, including in respect of the Common Collateral; (ii) the grant of Liens to secure the First Priority Notes Obligations constitutes a separate and distinct grant of Liens from any Liens granted to secure the Second Priority Notes Obligations; and (iii) because of, among other things, their differing payment terms, their differing covenant rights, and their differing rights in the Common Collateral (including vis a vis any Grantor and/or in directing the exercise of any rights in and remedies against the Common Collateral), the First Priority Notes Obligations are fundamentally different and distinct from (and substantially dissimilar, within the meaning of Section 1122 of the Bankruptcy Code, to) the Second Priority Notes Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, and without limiting the generality of the other provisions of this Agreement, if it is held that the claims against the Company or any Grantor in respect of the Common Collateral constitute only one secured claim (rather than separate classes of claims), then the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or Section 4.2 shall be made as if there were separate classes of senior and junior secured claims against the Company and the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Collateral Agent on behalf of the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant default rate and all reasonable fees, costs, and changes provided for under the First Priority Documents (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, with the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Priority Notes Obligations all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of (or the distributions on) the claim of the Second Priority Secured Parties).

6.8. Proofs of Claim. Subject to the limitations set forth in this Agreement, the First Priority Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First Priority Notes Obligations, any Second Priority Notes Obligations or the Common Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Priority Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Priority Secured Parties with respect to any of the Second Priority Notes Obligations or any of the Common Collateral. In furtherance of the foregoing, the Second Priority Collateral Agent hereby appoints the First Priority Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Second Priority Collateral Agent and full power of substitution and in the name of the Second Priority Secured Parties or otherwise, to execute and deliver any document or instrument that the First Priority Collateral Agent is required or permitted to deliver pursuant to this Section 6.8, such appointment being coupled with an interest and irrevocable.

6.9. Plan of Reorganization. Without limiting the generality of any provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Priority Collateral Agent shall be entitled to compel the Second Priority Collateral Agent to change such vote or seek to have such vote not counted in determining the acceptance or rejection of such a Non-Conforming Plan and any such support of any Non-Conforming Plan of Reorganization withdrawn.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the First Priority Secured Parties to the execution and delivery of the Second Priority Documents to which the First Priority Secured Parties have consented and all loans, purchase of securities and other extensions of credit made or deemed made on and after the date hereof by the First Priority Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Collateral Agent, on behalf of itself and each holder of Second Priority Notes Obligations, acknowledges that it and the holders of Second Priority Notes Obligation-shave, independently and without reliance on any First Priority Collateral Agent or any First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Documents or this Agreement.

7.2. No Warranties or Liability. The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, acknowledges and agrees that none of the First Priority Collateral Agent or any of the First Priority Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the ownership or existence of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Secured Parties will be entitled to manage and supervise their respective extensions of credit under the First Priority Documents in accordance with the provisions of their agreements or applicable law and as they, in their sole discretion, may otherwise deem appropriate, and the First Priority Secured Parties may manage their extensions of credit without regard to any rights or interests that the Second Priority Collateral Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise expressly provided in this Agreement. Neither the First Priority Collateral Agent nor any First Priority Secured Parties shall have any duty to the Second Priority Collateral Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Priority Collateral Agent, the First Priority Secured Parties, the Second Priority Collateral Agent and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Notes Obligations, the Second Priority Notes Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Collateral Agent and the First Priority Secured Parties, and the Second Priority Collateral Agent and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Notes Obligations or Second Priority Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Priority Document or of the terms of Second Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Notes Obligations or Second Priority Notes Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Notes Obligations or the Second Priority Notes Obligations in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.20, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

8.2. Continuing Nature of This Agreement; Severability. Subject to Section 5.1(a)(y), Section 5.6 and Section 6.3, this Agreement shall continue to be effective until the Discharge of First Priority Notes Obligations shall have occurred or such later time as all the Second Priority Notes Obligations shall have been paid in full. This is a continuing agreement of lien subordination, and the First Priority Secured Parties may continue, at any time and without notice to the Second Priority Collateral Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Notes Obligations in reliance hereon. This Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Collateral Agent or the First Priority Collateral Agent shall be deemed to be made unless the same shall be in writing signed by or on behalf of the First Priority Collateral Agent and the Second Priority Collateral Agent or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the written request of the Company, at the Company’s expense, and without the consent of the First Priority Collateral Agent, any First Priority Secured Party, the Second Priority Collateral Agent, or any Second Priority Secured Party to (i) provide for a replacement First Priority Collateral Agent in accordance with the First Priority Documents, provide for a replacement Second Priority Collateral Agent in accordance with the Second Priority Documents and/or add additional Indebtedness or add other parties holding First Priority Notes Obligations or Second Priority Notes Obligations to the extent that such Indebtedness does not expressly violate the First Priority Documents or the Second Priority Documents and (ii) in the case of such additional First Priority Notes Obligations and Second Priority Notes Obligations, (a) establish that the Liens on the Common Collateral securing such First Priority Notes Obligations shall be senior in all respects to all Liens on the Common Collateral securing any Second Priority Notes Obligations (at least to the same extent as (taken together as a whole) the Liens on the Common Collateral in favor of the First Priority Notes Obligations are senior to the Liens on the Common Collateral in favor of the Second Priority Notes Obligations pursuant to this Agreement immediately prior to the incurrence of such additional First Priority Notes Obligations or Second Priority Notes Obligations), (b) establish that the Liens on the Common Collateral securing such Second Priority Notes Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Notes Obligations (at least to the same extent as (taken together as a whole) the Liens on the Common Collateral in favor of the Second Priority Notes Obligations are junior and subordinate to the Liens on the Common Collateral in favor of the First Priority Notes Obligations pursuant to this Agreement immediately prior to the incurrence of such additional First Priority Notes Obligations or Second Priority Notes Obligations) and (c) provide to the holders of such First Priority Notes Obligations or Second Priority Notes Obligations (or any agent or trustee thereof) the comparable rights and benefits (including, with respect to the Second Priority Notes Obligations, any improved rights and benefits that have been consented to by the First Priority Collateral Agent) as are provided to the First Priority Secured Parties or Second Priority Secured Parties, as applicable, under this Agreement. Such amendments adding replacement agents may be accomplished by delivering to the First Priority Collateral Agent and the Second Priority Collateral Agent an Addendum substantially in the form of Exhibit A hereto, accompanied by an Officers’ Certificate referred to below. Any such additional party and agent shall be entitled to rely on the determination of officers of the Company that such modifications do not expressly violate the First Priority Indenture, the other First Priority Documents, the Second Priority Indenture, the other Second Priority Documents and this Agreement if such determination is set forth in an Officers’ Certificate delivered to such party, the First Priority Collateral Agent and the Second Priority Collateral Agent. The Second Priority Trustee shall not be “bound” by any amendment, modification, or waiver of this Agreement that adversely affects its obligations, rights and protections without its written consent. The written request by the Company to amend this Agreement shall be accompanied by an opinion of counsel that such amendment is authorized or permitted by this Agreement.

8.4. Certain Terms Concerning Collateral Agents and Trustees. None of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Trustee or the Second Priority Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Trustee or the Second Priority Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Company) any amounts in violation of the terms of this Agreement in the absence of such party’s gross negligence or willful misconduct. Each party hereto hereby acknowledges and agrees that each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Trustee and the Second Priority Trustee is entering into this Agreement solely in its capacity as such under the First Priority Documents and the Second Priority Documents, as the case may be, and not in its individual capacity. The First Priority Collateral Agent and the First Priority Trustee shall not be deemed to owe any fiduciary duty to the Second Priority Collateral Agent or any other Second Priority Secured Party, and the Second Priority Collateral Agent and the Second Priority Trustee shall not be deemed to owe any fiduciary duty to the First Priority Collateral Agent or any other First Priority Secured Party.

8.5. Authorization of Secured Agents. By accepting the benefits of this Agreement and the other First Priority Security Documents, each First Priority Secured Party authorizes the First Priority Collateral Agent, to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Priority Security Documents, each Second Priority Secured Party authorizes the Second Priority Collateral Trustee to enter into this Agreement and to act on its behalf as collateral gent hereunder and in connection herewith.

8.6. Information Concerning Financial Condition of the Company and the Subsidiaries. The First Priority Collateral Agent, the First Priority Secured Parties, the Second Priority Collateral Agent, and the Second Priority Secured Parties shall have no responsibility for keeping any other party to this Agreement informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the First Priority Notes Obligations or the Second Priority Notes Obligations or (b) any other circumstances bearing upon the risk of nonpayment of the First Priority Notes Obligations or the Second Priority Notes Obligations. The First Priority Collateral Agent, the First Priority Secured Parties, the Second Priority Collateral Agent, and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Priority Collateral Agent, any First Priority Secured Party, the Second Priority Collateral Agent, or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Priority Collateral Agent, the First Priority Secured Parties, Second Priority Collateral Agent and the Second Priority Secured Parties make no express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.7. Subrogation. The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Notes Obligations has occurred.

8.8. Application of Payments. Except as otherwise provided herein, all payments received by the First Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Notes Obligations by the First Priority Secured Parties in a manner consistent with the terms of the First Priority Documents. Except as otherwise provided herein, the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the First Priority Notes Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Priority Notes Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.9. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.10. Notices. All notices to the First Priority Secured Parties and the Second Priority Secured Parties permitted or required under this Agreement may be sent to the First Priority Collateral Agent or the Second Priority Collateral Agent, respectively, as provided in the relevant First Priority Document or Second Priority Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.11. Further Assurances. The First Priority Collateral Agent, on behalf of itself and each First Priority Secured Party, and each First Priority Collateral Agent, on behalf of itself and each First Priority Secured Party, agree that each of them shall take such further action and shall execute and deliver to the First Priority Collateral Agent and the First Priority Secured Parties such additional documents and instruments (in recordable form, if requested) as the First Priority Collateral Agent or the First Priority Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.12. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.13. Binding on Successors and Assigns. This Agreement shall be binding upon the First Priority Collateral Agent, the First Priority Secured Parties, the Second Priority Collateral Agent, the Second Priority Secured Parties, the Company, the Company’s Subsidiaries consenting hereto and their respective permitted successors and assigns.

8.14. Specific Performance. The First Priority Collateral Agent may demand specific performance of this Agreement. The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Priority Collateral Agent.

8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.

8.17. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The First Priority Collateral Agent represents and warrants that this Agreement is binding upon the First Priority Secured Parties. The Second Priority Collateral Agent represents and warrants that this Agreement is binding upon the Second Priority Secured Parties.

8.18. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Priority Notes Obligations and Second Priority Notes Obligations. No other Person, including any Grantor, shall have or be entitled to assert rights or benefits hereunder.

8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto; provided, however, that this Agreement shall be void and of no legal effect if any of the Escrow Release Date Conditions is not satisfied on or before June 15, 2012.

8.20. No Waiver. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Priority Documents or the Second Priority Documents, or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Priority Documents or the Second Priority Documents or (b) obligate the

Company or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or default under, any First Priority Document or any Second Priority Document.

8.21. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any First Priority Document or Second Priority Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable First Priority Document or Second Priority Document (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the applicable First Priority Document or Second Priority Document.

8.22. Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties on the one hand and the Second Priority Secured Parties on the other hand. None of the Company, any Grantor or any Subsidiary of the Company or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay the First Priority Notes Obligations and the Second Priority Notes Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Priority Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Address for notices:

Wells Fargo Bank, National Association, as Trustee 750 N. St. Paul Place, Suite 1750 MAC T9263-170 Dallas, Texas 75201
Attention:	Corporate Trust, Municipal and Escrow Services
Telephone:	(214) 756-7430
Facsimile:	(214) 756-7401

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Priority Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

Address for notices:

Wilmington Trust, National Association, as Trustee 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402
Attention:	Endeavor International Corporation Administrator
Telephone:	612-217-5632
Facsimile:	612-217-5651

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Priority Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Address for notices:

Wells Fargo Bank, National Association, as First Priority Collateral Agent 750 N. St. Paul Place, Suite 1750 MAC T9263-170 Dallas, Texas 75201
Attention:	Corporate Trust, Municipal and Escrow Services
Telephone:	(214) 756-7430
Facsimile:	(214) 756-7401

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Priority Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Address for notices:

Wells Fargo Bank, National Association, as Collateral Agent 750 N. St. Paul Place, Suite 1750 MAC T9263-170 Dallas, Texas 75201
Attention:	Corporate Trust, Municipal and Escrow Services
Telephone:	(214) 756-7430
Facsimile:	(214) 756-7401

CONSENT OF THE COMPANY AND GRANTORS

Dated: May 31, 2012

Reference is made to the Intercreditor Agreement dated as of the date hereof between Wells Fargo Bank, National Association, as First Priority Trustee, Wells Fargo Bank, National Association, as First Priority Collateral Agent, Wilmington Trust, National Association, as Second Priority Trustee, and Wells Fargo Bank, National Association, as Second Priority Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Company and each of the undersigned Grantors have read the foregoing Intercreditor Agreement and consent thereto. The Company and each of the undersigned Grantors agree not to take any action that would be contrary to the express provisions of the Intercreditor Agreement, agree to abide by the requirements specifically expressed as applicable to them under the Intercreditor Agreement and agree that, except as otherwise provided therein, no First Priority Secured Party or Second Priority Secured Party shall have any liability to the Company or any Grantor for acting in accordance with the provisions of the Intercreditor Agreement, the First Priority Documents or the Second Priority Documents. The Company and each Grantor understand that the Intercreditor Agreement is for the sole benefit of the First Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns, and that neither the Company nor any Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation of the foregoing, the Company and each Grantor agree to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Priority Collateral Agent or the Second Priority Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Company or any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Indentures.

IN WITNESS HEREOF, this Consent is hereby executed by the Company and each of the Grantors as of the date first written above.

ENDEAVOUR INTERNATIONAL CORPORATION, a
Delaware corporation

By:	/s/ J. Michael Kirksey
Name:	J. Michael Kirksey
Title:	Chief Financial Officer

ENDEAVOUR OPERATING CORPORATION, a
Delaware corporation

By:	/s/ J. Michael Kirksey
Name:	J. Michael Kirksey
Title:	Chief Financial Officer

[The remainder of this page is intentionally left blank. Signatures continue on the following page.]

Signature Page to Intercreditor Agreement Consent

Exhibit A

ADDENDUM

Reference is made to the Intercreditor Agreement dated as of February 23, 2012 between Wells Fargo Bank, National Association, as First Priority Trustee, Wells Fargo Bank, National Association, as First Priority Collateral Agent, Wilmington Trust, National Association, as Second Priority Trustee, and Wells Fargo Bank, National Association, as Second Priority Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, by execution of this Addendum on [                    ], hereby acknowledges and agrees to be bound as a [replacement] [First Priority/Second Priority] Collateral Agent with respect to [specify First Priority Notes Obligations /Second Priority Notes Obligations] by the foregoing provisions of the Intercreditor Agreement as if it were an original party thereto with respect to such obligations. The undersigned represents and warranties that it has received a copy of each of the First Priority Documents and Second Priority Documents and satisfies each and all of the criteria set forth therein for the assumption of this agency. This Addendum shall become effective upon delivery of the Officers’ Certificate contemplated by Section 8.3 of the Intercreditor Agreement [and upon satisfaction of the foregoing conditions:

[                    ]].

[In connection with this Addendum, pursuant to Section 8.3 of the Intercreditor Agreement, at the Company’s request as confirmed by its signature below, the Intercreditor Agreement is amended in the following respects: [                    ]]

This Addendum shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the undersigned pursuant to this Addendum shall be delivered in accordance with the notice provisions set forth in the Credit Agreement but to the address set forth below or such other address provided in writing, to the Company and other party to the Intercreditor Agreement.

By:
Name:
Title:

Date:

Address:

Exhibit A-1

Acknowledged and Agreed:

ENDEAVOUR INTERNATIONAL CORPORATION

By:
Name:
Title:

Exhibit A-2